                                                                    EXHIBIT 10.7


                                 July 12, 1999


Mr. William W. Evans, III
24 Saddle Ridge Road
Darien, CT 06820

Dear Bill:

     This letter agreement (the "Agreement") confirms the agreement that we have reached regarding your resignation from your regular, full-time employment and all offices you hold with Patriot American Hospitality, Inc. ("PAHI") and its related and affiliated entities (collectively, "Patriot") and your agreement to remain available on a consulting basis to assist Patriot and Wyndham International, Inc. ("WII") and its related and affiliated entities (collectively with WII, "Wyndham" and, together with Patriot, the "Companies") in connection with certain pending matters.

     The purpose of this Agreement is to establish mutually agreeable arrangements for ending your relationship with the Companies. This Agreement does not constitute and should not be construed as an admission by the Companies that they have in any way violated any legal obligation that they owe to you or to any other person or as an admission by you that you have in any way violated any legal obligation that you owe to the Companies or to any other person. To the contrary, the parties' willingness to enter into this Agreement demonstrates that they are continuing to deal with each other fairly and in good faith.

     With those understandings and in exchange for the promises set forth below, you and the Companies agree as follows:

     1.  Resignation
         -----------

     You hereby confirm that you resigned as an employee of PAHI effective as of June 30, 1999 (the "Resignation Date"). You also hereby confirm that you resigned from your office of President of PAHI and any and all employment, offices and board of directors seats that you may hold with any of the other Companies as of the Resignation Date. Said resignations are hereby accepted by the Companies.

Mr. William W. Evans, III
July 12, 1999
Page 2



     2.  Compensation and Benefits
         -------------------------

         (a)  Loan.  The outstanding principal amount and accrued interest with
               ----
respect to your indebtedness to PAHI, as set forth in the Nonrecourse Promissory Note and Security Agreement made by you and dated November 27, 1998 (the "Note") shall be due on or before August 29, 1999 in accordance with Section 6(a)(i) thereof. PAHI agrees to accept the Collateral Shares (as defined in Section 2 of the Note) in full satisfaction of the outstanding principal amount and accrued interest under the Note.

         (b) Severance.  The Companies shall pay you severance and notice pay
              ---------
in a gross amount equal to One Million, Five Hundred Eleven Thousand, Three Hundred Ten Dollars ($1,511,310) (the "Severance Payment"). The Severance Payment shall be reduced by applicable withholding and shall be payable by lump sum to you within five (5) business days following the Effective Date (as defined in Section 12(c) below) by wire transfer as instructed in Section 2(j) below.

         (c) Repricing of Outstanding Options.  As of the date hereof, all of
              --------------------------------
your outstanding options to purchase 601,074 paired shares of the common stock of WII and PAHI ("Paired Shares") hereby are canceled, and in lieu thereof you are granted fully vested new options to purchase 57,216 Paired Shares at a purchase price of $5.1875 per Paired Share (the "New Options"). The New Options shall remain fully exercisable until June 30, 2002 and shall be subject to the terms of a mutually acceptable stock option agreement with WII containing standard terms and conditions not otherwise inconsistent with the provisions of this Section 2(c).

         (d) Performance Bonus.  PAHI shall pay you an incentive bonus in a
              -----------------
gross amount equal to One Million, Five Hundred Thousand Dollars ($1,500,000) (the "Incentive Payment"). The Incentive Payment shall be reduced by applicable withholding and shall be payable by lump sum to you within five (5) business days following the Effective Date (as defined in Section 12(c) below) by wire transfer as instructed in Section 2(j) below.

         (e) Restricted Paired Unit Award.  Your Restricted Paired Unit Award
              ----------------------------
of 166,666 Paired Shares pursuant to PAHI's Incentive Plan shall remain in effect subject to the terms of this Section 2(e). Paired Shares awarded under the Restricted Paired Unit Award shall be payable as follows:

               (i) 55,556 Paired Shares payable within five (5) business days following the effective Date (as defined in Section 12(c) below);

               (ii)  55,555 Paired Shares payable on June 30, 2000; and

               (iii) 55,555 Paired Shares payable on June 30, 2001.

Mr. William W. Evans, III
July 12, 1999
Page 3


     As a condition to receiving the second or third installment of Paired Shares, you will make yourself reasonably available for Consulting Services (as defined in Section 3 below) during the Consulting Period (as defined in Section 3 below). In the event you should die or are unavailable to provide Consulting Services because you become totally disabled, as determined by the Board of PAHI or WII, in its sole discretion, after the date hereof, you or your estate, as the case may be, shall thereupon become entitled to receive any unpaid installment of Paired Shares.

          (f) Benefits.  For one (1) year from the Resignation Date, you will
              --------
continue to receive fringe benefits from PAHI as in effect for you on the Resignation Date, such as the use of Ernest and Young for accounting services, and you may continue to participate in PAHI's group health and dental plans and in the life and disability insurance plans in which, and to the same extent as, you are currently participating, with the cost of the regular premium for such benefits paid by PAHI; provided that nothing in this Section 2(f) shall be
                       --------
construed to affect your or your dependents' rights thereafter to receive continuation coverage to the extent authorized by and consistent with 29 U.S.C.
(S) 1161 et seq. (commonly known as "COBRA") and applicable group health and dental plan terms, entirely at your or their own cost after your right to benefit continuation under this Section 2(f) ends.

          (g) Other Benefits.  Except as expressly provided above, your
              --------------
eligibility to participate in any of the Companies' respective employee benefit plans, including without limitation, any 401(k) savings plans, ceases on or after the Resignation Date in accordance with the terms and conditions of each of those benefit plans and programs and your rights to benefits under any of the employee benefit plans and programs, if any, are governed by the terms and conditions of each of those employee benefit plans and programs.

          (h) Payments through Resignation Date.  You shall continue as an
              ---------------------------------
employee of PAHI and shall continue on PAHI's payroll and receive your base salary and all other benefits, through the Resignation Date. You shall be paid for all accrued but unused vacation in the amount of Forty-three Thousand, Two Hundred Sixty-Nine and 25/100 Dollars ($43,269.25) within five (5) business days following the Effective Date (as defined in Section 12(c) below). Such payment shall be made by wire transfer as instructed in Section 2(j) below.

          (i) The Companies shall pay up to Seven Thousand, Five Hundred Dollars ($7,500) to Friedman Siegelbaum LLP for legal services and expenses incurred by you in connection with the negotiation of this Agreement. Invoices for fees and expenses should be submitted directly to WII's General Counsel.

Mr. William W. Evans, III
July 12, 1999
Page 4

          (j) Transfer Instructions.  The payments to you pursuant to Sections
              ---------------------
2(b), 2(d) and 2(h) above shall be made by wire transfer as follows: Wire transfer to Bank of New York ABA Number 021000018 for credit to Paine Webber House Account Number 8900114088 for credit to William W. Evans, III, Account Number HA 00279 42. In addition you will receive from the Companies telephone confirmation at 203-655-5138 when the above wire transfer has been made. Further, you will receive vial mail from the Companies a written statement detailing the withholding and related deductions made from the wire transfer payments.

     3.   Consulting Services
          -------------------

          (a) You hereby agree to provide non-exclusive consulting services to the Companies for a period of two (2) years following the Resignation Date (the "Consulting Period").

          (b) In your capacity as a consultant to the Companies, you agree upon request from one or more of the Companies to assist with respect to transitional matters that may arise in connection with your resignation, to respond to requests for assistance or information concerning business matters with which you became familiar while employed, and to provide assistance with respect to matters relating to the consummation of the private equity investment transaction by the investment group consisting of affiliates of each of Apollo Real Estate Management III, L.P., Apollo Management IV, L.P., Thomas H. Lee Equity Fund IV, L.P., Beacon Capital Partners, L.P., and Rosen Consulting Group (the "Transaction") and the Companies' pending restructuring (the "Consulting Services"); provided, however, that any Consulting Services hereunder shall not
            --------
interfere with your then current employment or any subsequent employment..

          (c) It is intended and agreed by and between the parties that while providing Consulting Services, you are, and shall at all times be and remain, an independent contractor. You understand and agree that during the Consulting Period, you are not an employee of any of the Companies and shall not be treated as an employee for any purpose. You understand and agree that as an independent contractor, you are required to pay and are solely liable for, all applicable taxes, including, without limitation, federal income tax and state income tax on remuneration you receive in exchange for the Consulting Services and you may be required to pay quarterly estimated income taxes. In addition to the payments described in Section 3(e) above, the Companies shall pay you a fee of $500 per hour for time reasonably spent providing Consulting Services. The Companies shall promptly reimburse you for all reasonable disbursements incurred by you in connection with providing Consulting Services, subject to approval and documentation in accordance with applicable policies

Mr. William W. Evans, III
July 12, 1999
Page 5

as may be in effect from time to time. Nothing in this Agreement or otherwise shall be construed as identifying you as an employee, agent or legal representative of any of the Companies during the Consulting Period for any purpose whatsoever. You will not be authorized to transact business, incur obligations, sell goods, receive payments, solicit orders or assign or create any obligation of any kind, express or implied, on behalf of any of the Companies, or to bind in any way whatsoever, or to make any promise, warranty or representation on behalf of any of the Companies with respect to any matter, except as expressly authorized in writing by the Companies. You shall not use any of the Companies' trade names, trademarks, service names or servicemarks without the prior written approval of the Companies.

     During the Consulting Period, you shall be free to pursue other business opportunities or employment (except to the extent that such other business opportunities or employment might violate Paragraphs 23(a) and 23(b) of the Employment Agreement, dated as of February 14, 1997 by and between you and PAHI, as amended by the Supplemental Employment Agreement dated as of February 14, 1997, the 1998 Amendment dated November 27, 1998, and the 1998 Amendment No. 2 dated December 31, 1998 (the "Employment Agreement")); provided, however, that
                                                       --------  -------
you shall remain available to provide and shall provide, on reasonable notice, Consulting Services to the Companies.

Mr. William W. Evans, III
July 12, 1999
Page 6

     4.   Release of Claims
          -----------------

          (a) Release by Mr. Evans.  You voluntarily and irrevocably release and
              --------------------
discharge the Companies, their related or affiliated entities, and their respective predecessors, successors, and assigns, and the current and former officers, directors, shareholders, employees, and agents of each of the foregoing (any and all of which are referred to as "Releasees") generally from all charges, complaints, claims, promises, agreements, causes of action, damages, and debts that relate in any manner to your employment with or termination of employment from the Companies, known or unknown ("Claims"), which you have, claim to have, ever had, or ever claimed to have had against any of the Releasees through the date on which you execute this Agreement. This general release of Claims includes, without implication of limitation, all Claims for or related to: the Employment Agreement; the compensation provided to you by the Companies; your resignations as described in Section 1; wrongful or constructive discharge; breach of contract; breach of any implied covenant of good faith and fair dealing; tortious interference with advantageous relations; intentional or negligent misrepresentation, fraud or deceit; infliction of emotional distress, and unlawful discrimination under the common law or any statute (including, without implication of limitation, the Employee Retirement Income Security Act, Title VII of the Civil Rights Act of 1964, the American with Disabilities Act, the Age Discrimination in Employment Act, Tex. Lab. Code
(S)(S) 21.001, et seq., Tex. Hum. Res. Code (S)(S) 121.001, et seq., the New York Human Rights Law, N.Y. Exec. Laws (S) 290, et seq., or the New York Equal Rights Law, N.Y. Civ. Rights Laws (S) 40-c, et seq.). You also waive any Claim for reinstatement, severance, incentive or retention pay (except as expressly provided in this Agreement), attorney's fees, or costs, relating to the above waived claims.

     You agree that you will not hereafter pursue any Claim against any Releasee by filing a lawsuit in any local, state or federal court for or on account of anything which has occurred up to the present time as a result of your employment, and you shall not seek reinstatement with, or damages of any nature, severance, incentive or retention pay, attorney's fees, or costs from the Companies or any of the other Releasees; provided, however, that nothing in this
                                         --------
general release shall be construed to bar or limit your rights, if any, to indemnification subject to and in accordance with the terms of the By-Laws of PAHI and the Indemnification Agreement, dated as of May 23, 1998, by and among you, PAHI and WII (the "Indemnification Agreement"), or to enforce your rights under this Agreement.

          (b) Release by the Companies.  The Companies, on behalf of themselves
              ------------------------
and their respective predecessors, successors, assigns, directors (but only in their capacities as directors of the Companies) and officers (but only in their capacities

Mr. William W. Evans, III
July 12, 1999
Page 7

as officers of the Companies) voluntarily and irrevocably release and discharge you and your successors, assigns, heirs and survivors from any and all charges, complaints, claims, promises, agreements, causes of action, damages and debts, (including attorney's fees and costs actually incurred) which any of them have, claim to have, ever had or ever claimed to have had against you through the date hereof, known or unknown, which relate to good faith acts or omissions by you during the course of your employment undertaken or not undertaken in the reasonable belief that such acts or omissions were in the best interests of the Companies.

     The Companies further represent that they do not have any knowledge at this time of any acts or omissions by you that would give rise claims not otherwise released in the previous paragraph.

     5.   Employment Agreement
          --------------------

     This Agreement supersedes all provisions of the Employment Agreement other than Paragraphs 4(g), 23(a), 23(b), 23(c), 23(d), 23(f), 23(g), or 24 thereof and Paragraph 1(c) of the Supplemental Employment Agreement dated as of February 14, 1997; provided that payments described in Sections 2(d) and 2(e) above shall
          --------
not be taken into account in determining the Gross Up Payment (as that term is defined in the Supplemental Employment Agreement).

     6.   Return of Property
          ------------------

     All documents, records, material and all copies of any of the foregoing pertaining to Confidential Information (as defined in Paragraph 23(a) of the Employment Agreement), and all software, equipment, and other supplies, whether or not pertaining to Confidential Information, that have come into your possession or been produced by you in connection with your employment ("Property") have been and remain the sole property of the Companies. You confirm that you have returned all Property to the Companies, except to the extent such Property is reasonably necessary for you to perform your services during the Consulting Period. All Property shall be returned to the Companies promptly upon termination of the Consulting Period. In no event should this provision be construed to require you to return to the Company any document or other materials concerning your remuneration and benefits during your employment with the Companies. The Companies agree to return to you, promptly upon your request, such of your property as may be in the possession of any of the Companies.

Mr. William W. Evans, III
July 12, 1999
Page 8


     7.   Nondisparagement
          ----------------

     You agree not to take any action or make any statement, written or oral, which disparages or criticizes the Companies or their respective officers, directors, agents, or management and business practices, or which disrupts or impairs the Companies' normal operations. The Companies, on behalf of themselves, agree (a) not to take any action or make any statement, written or oral, which disparages or criticizes you or your management and business practices, and (b) to instruct their respective directors and officers not to take any action or make any statement, written or oral, which disparages or criticizes you or your management and business practices. The provisions of this Section 7 shall not apply to any truthful statement required to be made by you or the Companies, as the case may be, in any legal proceeding or governmental or regulatory investigation.

     8.   Additional Representations, Warranties and Covenants
          ----------------------------------------------------

          (a) As a material inducement to the Companies to enter into this Agreement, you represent, warrant and covenant as follows:

          (i) You have not assigned to any third party any Claim released by this Agreement.

          (ii) You have not heretofore filed with any agency or court any Claim released by this Agreement.

          (b) As a material inducement to you to enter into this Agreement, the Companies represent, warrant and covenant as follows:

          (i) The Companies have not assigned to any third party any claim against you released by this Agreement.

          (ii) The Companies have not heretofore filed with any agency or court any claim against you released by this Agreement.

Mr. William W. Evans, III
July 12, 1999
Page 9


     9.   Further Assurances
          ------------------

     Upon the terms and subject to the conditions herein provided, each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject, in the case of the Companies, to the provisions of any credit agreement or financing agreement or other contract or agreement by which any of the Companies may be bound.

     10.  Exclusivity
          -----------

     This Agreement sets forth all the consideration to which you are entitled by reason of your resignation, the consummation by the Companies of any strategic restructuring or transaction, including, without limitation, the Transaction, and your provision of Consulting Services, and you shall not be entitled to or eligible for any payments or benefits under any other Company severance, bonus, retention or incentive policy, arrangement or plan.

     11.  Tax Matters
          -----------

     All payments and other consideration provided to you pursuant to this Agreement shall be subject to any deductions, withholding or tax reporting that the Companies reasonably determine to be required for tax purposes.

     12.  Notices, Acknowledgments and Other Terms
          ----------------------------------------

          (a) You are advised to consult with an attorney before signing this Agreement.

          (b) You acknowledge and agree that the Companies' promises in this Agreement constitute consideration in addition to anything of value to which you are otherwise entitled by reason of the termination of your employment.

          (c) You acknowledge that you have been given the opportunity, if you so desired, to consider this Agreement for twenty-one (21) days before executing it. If not signed by you and returned to the General Counsel of WII so that it is received by close of business on the twenty-second (22nd) day after your receipt of the Agreement, this Agreement will not be valid. In addition, if you breach any of the conditions of the Agreement within the twenty-one (21) day period, the offer of this Agreement will be withdrawn and your execution of the Agreement will not be valid.

Mr. William W. Evans, III
July 12, 1999
Page 10


In the event that you execute and return this Agreement within twenty-one (21) days or less of the date of its delivery to you, you acknowledge that such decision was entirely voluntary and that you had the opportunity to consider this letter agreement for the entire twenty-one (21) day period. The Companies acknowledge that for a period of seven (7) days from the date of the execution of this Agreement, you shall retain the right to revoke this Agreement by written notice delivered to the General Counsel of WII before the end of such period. This Agreement shall become effective upon the expiration of such revocation period (the "Effective Date").

          (d) By signing this Agreement, you acknowledge that you are doing so voluntarily and knowingly, fully intending to be bound by this Agreement. You also acknowledge that you are not relying on any representations by us or any other representative of the Companies concerning the meaning of any aspect of this Agreement. You understand that this Agreement shall not in any way be construed as an admission by the Companies of any liability or any act of wrongdoing whatsoever by the Companies against you and that the Companies specifically disclaim any liability or wrongdoing whatsoever against you on the part of themselves and their respective officers, directors, shareholders, employees and agents. You understand that if you do not to enter into this Agreement and bring any claims against the Companies, the Companies will dispute the merits of those claims and contend that they acted lawfully and for good business reasons with respect to you.

          (e) In the event of any dispute, this Agreement will be construed as a whole, will be interpreted in accordance with its fair meaning, and will not be construed strictly for or against either you or the Companies.

          (f) The law of the State of Texas will govern any dispute about this Agreement, including any interpretation or enforcement of this Agreement.

          (g) In the event that any provision or portion of a provision of this Agreement shall be determined to be illegal, invalid or unenforceable, the remainder of this Agreement shall be enforced to the fullest extent possible and the illegal, invalid or unenforceable provision or portion of a provision will be amended by a court of competent jurisdiction to reflect the parties' intent if possible. If such amendment is not possible, the illegal, invalid or unenforceable provision or portion of a provision will be severed from the remainder of this Agreement and the remainder of this Agreement shall be enforced to the fullest extent possible as if such illegal, invalid or unenforceable provision or portion of a provision was not included.

          (h) This Agreement may be modified only by a written agreement signed by you and authorized representatives of the Companies.

Mr. William W. Evans, III
July 12, 1999
Page 11


          (i) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties with respect to any related subject matter.

          (j) This Agreement shall be binding upon each of the parties and upon their respective heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of each party and to their heirs, administrators, representatives, executors, successors, and assigns.

Mr. William W. Evans, III
July 12, 1999
Page 12


     If you agree to these terms, please sign and date below and return this Agreement to the General Counsel of WII.

                              Sincerely,

                              PATRIOT AMERICAN HOSPITALITY, INC.



                              By:________________________________
                                 James D. Carreker
                                 Chairman


                              WYNDHAM INTERNATIONAL, INC.


                              By:________________________________
                                 James D. Carreker
                                 Chairman and Chief Executive Officer

Accepted and agreed to:


_________________________     _______________________________
William W. Evans, III         Date